UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2006
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (I.R.S. Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)		27513 (Zip Code)
Registrant’s telephone number, including area code: (919) 297-1600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 14, 2006, R.H. Donnelley Corporation (“we” or the “Company”) issued a press release announcing that R. Glenn Hubbard had resigned from the Company’s Board of Directors. A copy of that press release is attached hereto as Exhibit 99.1.
In light of Mr. Hubbard’s departure, the Board also resolved to decrease the size of the Board from 10 to 9. In addition, in light of Mr. Hubbard’s departure and in accordance with its recurring evaluation of Committee membership as a matter of solid corporate governance, the Board made the following changes to its Committee composition. Mr. Russell T. Lewis will join the Corporate Governance Committee, remain on the Compensation and Benefits Committee and no longer serve on the Audit and Finance Committee. Mr. Alan F. Schultz will join the Audit and Finance Committee and no longer serve on the Compensation and Benefits Committee. David M. Veit will join the Audit and Finance Committee and no longer serve on the Corporate Governance Committee.
The effective date of all of these events was December 13, 2006.
Item 9.01 Financial Statement and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release issued by the Company December 14, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation
By:	/s/ Robert J. Bush
Robert J. Bush
Senior Vice President, General Counsel & Corporate Secretary

Date: December 14, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release issued by the Company December 14, 2006

4